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                                                                       EXHIBIT 5


September 20, 1994


Household Finance Corporation
2700 Sanders Road
Prospect Heights, IL  60070

Re:      Household Finance Corporation
         Registration Statement on Form S-3
         for $2.5 Billion of Medium Term Notes
         and Warrants to Purchase Medium Term Notes

Gentlemen:

As Assistant General Counsel and Secretary of Household International,
Inc., the parent company of Household Finance Corporation ("HFC"), I am generally familiar with the proceedings in connection with HFC's Registration Statement on Form S-3 (the "Registration Statement") in which $2,500,000,000 aggregate principal amount of Medium Term Notes of HFC (the "Notes") and Warrants to Purchase the Notes (the "Warrants") are being registered. The Notes will constitute senior unsecured debt of HFC and will be issuable under the indenture dated as of December 1, 1993 to be executed by and between HFC and The Chase Manhattan Bank (National Association), as trustee (the "Indenture"). The Warrants, if and when issued, will be issuable under a warrant agreement between HFC and a national or state banking institution (the "Warrant Agreement"). The Indenture and a form of the Warrant Agreement have been filed with the Securities and Exchange Commission (the "Commission") as exhibits to the Registration Statement.

Based upon my review of the records and documents of HFC, I am of the opinion that:

1. HFC is a corporation duly incorporated and validly existing under the laws of the State of Delaware.


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Household Finance Corporation
September 20, 1994
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2.       The Indenture will, after being duly authorized, executed and delivered by HFC, constitute a valid and legally binding instrument of HFC enforceable in accordance with its terms, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3. The Warrant Agreement will, after being duly authorized, executed and delivered by HFC, constitute a valid and legally binding instrument of HFC enforceable in accordance with its terms, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4. When the issuance of the Notes and the Warrants, as the case may be, has been duly authorized by appropriate corporate action, and such Notes or Warrants have been duly executed, authenticated, issued and delivered against payment of the agreed consideration therefor in accordance with the Indenture or the Warrant Agreement, respectively, and as described in the Registration Statement, including the Prospectus, any Prospectus Supplement, Pricing Supplement, or Note Warrant Supplement relating to such Notes or Warrants, such Notes and the Warrants, as the case may be, will be legally and validly issued and will be the legal and binding obligations of HFC enforceable in accordance with their terms, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

I hereby consent to the use of my name and my opinion in the Prospectus, any Prospectus Supplement, Pricing Supplement or Note Warrant Supplement filed pursuant to Rule 430A or 424 of Regulation C of the Securities Act of 1933, as amended (the "Act"), in connection with the Registration Statement thereto filed with the Commission on or about September 20, 1994, including any references to my
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Household Finance Corporation
September 20, 1994
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opinions set forth in the documents incorporated by reference therein, and to the filing of this consent I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


/s/  JOHN W. BLENKE
     John W. Blenke

JWB:jg